As filed with the Securities and Exchange Commission on October 11, 1996
                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               SUCCESSORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            ILLINOIS                                            36-3760230
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                  919 SPRINGER DRIVE, LOMBARD, ILLINOIS  60148
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                      SUCCESSORIES, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                               TIMOTHY C. DILLON
                               Successories, Inc.
                               919 Springer Drive
                            Lombard, Illinois  60148
                                 (708) 953-8440
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

Guy E. Snyder                                C. Richard Farmer
Vedder, Price, Kaufman & Kammholz            Carroll, Hartigan, Farmer, Cerney
222 North LaSalle Street                       & McGillen, Ltd.
Suite 2600                                   30 North LaSalle Street, Suite 1200
Chicago, Illinois  60601                     Chicago, Illinois  60602


                        CALCULATION OF REGISTRATION FEE

                      Amount                Proposed maximum        Proposed maximum
Title of securities   to be                  offering price            aggregate               Amount of
to be registered      registered(1)(2)       per share(3)(4)      offering price(3)(4)     registration fee
-----------------------------------------------------------------------------------------------------------
Common Share,
$.01 par value        500,000            $5.438                 $2,719,000              $924.46

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


(1) Represents maximum number of shares of Common Stock of Successories, Inc., that may be issued hereunder.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Shares of the Company. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stock Option Plan described herein.

(3) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

(4) The registration fee is calculated upon the basis of the average high and low prices of the Common Stock as reported on the National Association of Securities Dealers, Inc. Automatic Quotation National Market System on October 9, 1996.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. Registration Statement on Form S-8, file No. 33-77464 filed by the Company on April 7, 1994, relating to the Company's Stock Option Plan;

         2. The Company's Annual Report on Form 10-K for the period ended February 3, 1996;

         3. The Company's Quarterly Reports on Form 10-Q for the quarters ended May 4, 1996 and August 3, 1996; and

         4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                    EXHIBITS

         The following exhibits are attached as part of this Registration
Statement:


Exhibit
Number
------

 4.1     Successories, Inc. Stock Option Plan (filed herewith)

 5.1 Opinion of Carroll, Hartigan, Farmer, Cerney & McGillen, Ltd. (filed herewith)

23.1     Consent of Price Waterhouse LLP (filed herewith)

23.2     Consent of Counsel (contained in Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lombard, State of Illinois, on October 9, 1996.

                              SUCCESSORIES, INC.


                              By: /s/ Arnold M. Anderson
                                  -------------------------------------------
                                  Arnold M. Anderson, Chief Executive Officer


                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy C. Dillon and James M. Beltrame, or any of them each with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND CAPACITY                                            DATE
-----------------                                            ----

/s/ Arnold M. Anderson                                       October 9, 1996
------------------------------------
Arnold M. Anderson,
Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)

/s/ James M. Beltrame                                        October 9, 1996
------------------------------------
James M. Beltrame, President, Chief
Operating Officer and Director

/s/ Seamas T. Coyle                                          October 9, 1996
------------------------------------
Seamas T. Coyle, Director

/s/ Timothy C. Dillon                                        October 9, 1996
------------------------------------
Timothy C. Dillon, Vice President
and Director

/s/ M. Andrew King                                           October 9, 1996
--------------------------------------------
M. Andrew King, Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Joseph LaBonte                                           October 9, 1996
--------------------------------------------
Joseph LaBonte, Director

/s/ Steven B. Larrick                                        October 9, 1996
--------------------------------------------
Steven B. Larrick, Director

/s/ Michael H. McKee                                         October 9, 1996
--------------------------------------------
Michael H. McKee, Senior Vice President,
Creative Director and Director

/s/ Mervyn C. Phillips, Jr.                                  October 9, 1996
--------------------------------------------
Mervyn C. Phillips, Jr., Director

/s/ Michael Singletary                                       October 9, 1996
--------------------------------------------
Michael Singletary, Director

/s/ Guy E. Snyder                                            October 9, 1996
--------------------------------------------
Guy E. Snyder, Director

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed by the undersigned thereunto duly authorized in the Village of Lombard, State of Illinois, on October 9, 1996.

                                      SUCCESSORIES, INC. STOCK OPTION PLAN


                                      By:  /s/ Steven B. Larrick
                                         -----------------------------------
                                      Steven B. Larrick
                                      Member of the Board of Directors that
                                      administers the Plan


                                      By:  /s/ Mervyn C. Phillips, Jr.
                                         -----------------------------------
                                      Mervyn C. Phillips, Jr.
                                      Member of the Board of Directors that
                                      administers the Plan


                                      By:  /s/ Michael Singletary
                                         -----------------------------------
                                      Michael Singletary
                                      Member of the Board of Directors that
                                      administers the Plan

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                               INDEX TO EXHIBITS

                                                                    SEQUENTAIL
EXHIBIT NO.                    DESCRIPTION                           PAGE NO.

  4.1    Successories, Inc. Stock Option Plan (filed herewith)           7

  5.1    Opinion of Carroll, Hartigan, Farmer, Cerney & McGillen,       19
         Ltd. (filed herewith)

 23.1    Consent of Price Waterhouse LLP (filed herewith)               21

 23.2    Consent of Counsel (contained in Exhibit 5.1)

 24.1    Power of Attorney (included on signature page)





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